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                                                                  EXHIBIT (d)(3)
                               OPTION GRANT UNDER
                  BWAY CORPORATION FOURTH AMENDED AND RESTATED
                         1995 LONG-TERM INCENTIVE PLAN

     BWAY (the "Company") hereby grants, as of __________ (the "Grant Date"), to ____________________ (the "Optionee"), pursuant to the Company's Fourth Amended and Restated 1995 Long-Term Incentive Plan (the "Plan"), an Incentive Stock Option ("ISO") to purchase up to __________ shares of the common stock, par value $.01 per share, of the Company (the "Stock") at an exercise price of $______ per share, on the terms and conditions set forth in the Plan. The ISOs shall vest as follows: 50% on the Grant Date and 50% on the first anniversary of the Grant Date. In the event of any conflict between the terms and conditions of the Plan and the description of such terms and conditions contained herein, the terms and conditions of the Plan shall prevail.

     1.  Payment.  The ISOs may be exercised only by written notice to the Chief
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Financial Officer and the Corporate Controller of the Company at its principal executive offices accompanied by payment, in cash, of the exercise price for the shares exercised or, in the discretion of the committee appointed to administer the Plan (the "Committee"), (i) in cash and/or shares of Stock, or (ii) by special arrangement through a broker selected by the Committee. The fair market value of shares of Stock tendered on exercise of the ISO shall be the Fair Market Value, as defined in the Plan, of such shares as of the close of the market on the day next preceding the exercise of the option.

     2.  Termination of Employment.
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     (a) Except as provided in paragraph 2(b) below, all rights of the Optionee pursuant to the ISOs granted hereunder shall expire 90 days after the date of his or her termination as a director or employee for any reason, unless otherwise determined by the Committee, but in no event after the expiration date of the option; provided the Optionee does not engage in Competition (as defined in the Plan) during such 90-day period unless he or she receives written consent to do so from the board of directors of the Company or the Committee.

     (b) Notwithstanding paragraph 2(a) above, the following special vesting rules shall apply if the Optionee's employment with the Company terminates prior to the date that the ISO expires pursuant to paragraph 3 herein:

         (i) If the Optionee's employment is terminated due to death or full disability, all outstanding ISOs of the Optionee shall vest and become fully exercisable with respect to all of the shares of Stock relating thereto (subject to the terms of the Plan) and shall expire upon the first anniversary of the date of such termination, but in no event after the expiration date of the ISO. Notwithstanding the foregoing, if the disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), ISOs not exercised by such Optionee within 90 days
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after the date of termination of employment will cease to qualify as ISOs and will be treated as Nonqualified Stock Options ("NQOs") under the Plan if required to be so treated under the Code.

         (ii) If the Optionee retires from employment with the Company, the Optionee's ISOs shall be vested and fully exercisable with respect to that portion of the Optionee's ISOs that were exercisable on the date of the Optionee's retirement (subject to the terms of the Plan) for a period of up to five years after the date of such retirement but in no event after the expiration of the ISO; provided the Optionee does not engage in Competition (as defined in the Plan) during such five year period unless he or she receives written consent to do so from the board of directors of the Company or the Committee. Notwithstanding the foregoing, ISOs not exercised by such Optionee within 90 days after retirement will cease to qualify as ISOs and will be treated as NQOs under the Plan if required to be so treated under the Code. Any portion of the Optionee's ISOs that were not exercisable on the date of the Optionee's retirement shall expire and be forfeited.

         (iii) Upon the termination of the Optionee's employment due to Cause, as defined in the Plan, all of his or her ISOs shall be forfeited immediately upon such termination.

     3.  Terms of Options.  The ISOs shall, to the extent not theretofore
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terminated or exercised, expire and become void on the tenth anniversary of the
Grant Date; provided, however, that an ISO granted hereunder to an Optionee owning more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries as of the Grant Date shall become void at the fifth anniversary of the Grant Date.

     4.  Exercise of Option.  The ISOs may not be exercised unless vested, and
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then only in accordance with the terms of Paragraph 1 and 5, as well as other applicable provisions of the Plan.

     5.  Withholding Taxes.  The Company may require, as a condition to any
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exercise of the ISO or to the delivery of certificates for Stock issued thereunder, that the Optionee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any exercise of ISO or any delivery of Stock. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to an Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any exercise of ISO or to the delivery of Stock thereunder or to retain or sell without notice a sufficient number of the Stock to be issued to such Optionee to cover any such taxes, provided that the Company shall not sell any such Stock if such sale would be considered a sale by such Optionee for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

     6.  Transferability.  The ISOs shall not be transferable by the Optionee
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otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. The ISOs may be exercised only by the Optionee thereof or his or her guardian or legal representative; provided that ISOs may be exercised by such

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guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

     7.  Adjustments.  In the event of any change in the corporate structure or
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shares of the Company, the Committee shall make such adjustments to this award as it deems appropriate. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, as defined in the Plan, all of the Company's obligations regarding the ISOs that were granted hereunder and that are outstanding on the date of such event shall, on such terms as the Committee approves prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

     8.  Amendment or Substitution of Awards under the Plan.  The terms of the
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outstanding ISOs granted hereunder may be amended from time to time by the
Committee in its discretion, provided that no such amendment shall adversely affect in a material manner any right of the Optionee without his or her written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the Optionee's position, duties or responsibility or significant changes which will have a substantial effect on the performance of the Company, its affiliates, subsidiaries, divisions or departments, the Plan or an award under the Plan. However, the Committee may not reduce the exercise price of an outstanding ISO.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be executed as of the date written below.


Date:                                  BWAY CORPORATION
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                                       By:
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                                       Its:
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The undersigned hereby acknowledges having read this Instrument and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Date:                                  OPTIONEE
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                                       Name:


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